       10.14.001
LINCOLN
NATIONAL
HEALTH & CASUALTY
INSURANCE COMPANY




                           SPECIFIC EXCESS LIABILITY

                      REINSURANCE AGREEMENT NO. G-650001

                          effective December 1, 1992,

                                    between

             LINCOLN NATIONAL HEALTH & CASUALTY INSURANCE COMPANY

                              Fort Wayne, Indiana

                    (hereinafter referred to as "Lincoln")

                                      and

                        INVESTORS INSURANCE CORPORATION

                             Wilmington, Delaware

                 (hereinafter referred to as the "Reinsured")





























Form 14800-INVESTORS CORP.
       10.14.002









                               TABLE OF CONTENTS
TITLE                                                          ARTICLE

Definitions                                                       1

Schedule of Reinsurance                                           2

Limitations of Reinsurance Coverage                               3

Premium Rates and Payment                                         4

Settlement of Claims                                              5

Reports and Records                                               6

Arbitration                                                       7

Insolvency and Cessation of Operations                            8

Offset                                                            9

General Provisions                                               10

Effective Date, Duration, and  Termination                       11

Execution of Agreement                                           12



ENDORSEMENTS



None















Form 14800 (TC)
       10.14.003
                                   ARTICLE 1
                                  DEFINITIONS

1.1. "Acute Care Services" means those services which are necessary to treatment of an unstable medical condition caused by the onset of a or injury which places the patient's health in severe jeopardy and requires immediate medical attention.


      Acute Care Services do not include healthcare or other services which are for custodial care, or services which assist in or are intended to improve the usual activities of daily living.

      Acute Care Services do not include skilled nursing or rehabilitative services (including but not limited to treatments for motor function or mobility, physical therapy or psychotherapies) unless such services are provided concurrent with and incidental to Acute Care Services.

1.2.  "Agreement" means this Reinsurance Agreement.

1.3. "Agreement Year" means that twelve (12) month period of time beginning on the Effective Date, or any anniversary of the Effective Date, and ending at 12:01 a.m. on that same numbered day in the next calendar year, but in no event shall an Agreement Year continue past the termination of this Agreement.

1.4. "Approved Fixed Procedural Fee" means a predetermined fee for a described healthcare procedure.*

1.5. "Approved Fixed Procedural Fee Hospital" means an acute care hospital which has contractually agreed with the Reinsured to provide services on an Approved Fixed Procedural Fee basis, which fee or fees Lincoln has approved before services are provided to an Insured.*

1.6. "Covered Payments" means payments made by the Reinsured for benefits allowable under a policy or policies and reinsured under this Agreement. To be reinsured under this Agreement, Covered Payments must be Incurred while this Agreement is in force.

1.7. "Deductible" means the amount of Covered Payments which the Reinsured must incur per Insured per Agreement Year before benefits become payable under this Agreement. The amount of the Deductible is stated in the Schedule of Reinsurance

1.8. "Effective Date" means the effective date of this Agreement, as set forth in Section 11.1.

1.9. "Eligible Hospital Services" means Acute Care Services that are Eligible for Medicare and that:

      a.      are prescribed, directed, or authorized by a physician; and

      b. are rendered to an Insured who is registered as a bed patient in any facility, including a home health care environment, if Lincoln is notified and gives its written consent.

      Eligible Hospital Services shall not include charges of physicians or surgeons.
Form 14801(1).INVESTORS CORP.
       10.14.004
1.10. "Incur" or "Incurred" means the date services are rendered to an Insured or supplies are provided.

1.11. "Insured" means a person insured under a policy or policies issued by the Reinsured

1.12. "Lincoln" means Lincoln National Health & Casualty Insurance Company, Fort Wayne, Indiana.

1.13.   "Per-Diem" means a fixed, per-day charge for healthcare services.*

1.14. "Per-Diem Hospital" means an acute care hospital which has contractual]y agreed with the Reinsured to provide services on the Per-Diem basis.*

1.15. "Reinsured" means the entity or part thereof named as such on the first page of this Agreement.

1.16. "Reasonable and Customary" means those charges which Lincoln determines do not exceed the amount usually charged by providers within the same geographical area for services, treatment, or materials, taking into account the nature of the illness involved.

1.17. "Schedule of Reinsurance" means Article 2 of this Agreement, including any amendments thereto. By the payment of the premium indicated on a Schedule of Reinsurance, the Reinsured shall be deemed to have accepted the terms thereof.





                                  * Only Refers to Organ Transplant Claims

                                                                /s/ SFP























Form 14801(2)-INVESTORS CORP.
       10.14.005
                                   ARTICLE 2
                            SCHEDULE OF REINSURANCE

2.1.    REINSURANCE COVERAGE

        a. The Reinsured agrees to cede, and Lincoln agrees to reinsure, Hospital Services provided under the Reinsured's policy or policies, subject to the following terms and the limitations of
           Article 3.

        b. The following policy forms issued by the Reinsured are subject reinsurance as set forth in this Agreement.

           Description                               Form Number

           Fully Insured Medicare
           Supplement                                MSA-AA
                                                     MSC-AA  also, any state
                                                     MSF-AA  variations/ same
                                                             benefit. /s/ SFP

2.2.    DEDUCTIBLE (per Insured per Agreement Year)

            Medicare Supplement:    $150,000

2.3.    PREMIUM RATE (per Insured per Month)

            Medicare Supplement:    $.15, with a minimum first year premium of
            $25,000; minimum second year premium of $50,000

            At the end of the first Agreement Year, Lincoln will determine the total premium paid for that Agreement Year. If this figure is less than the minimum premium indicated, then the Reinsured agrees to remit to Lincoln the difference between the total premium paid and the minimum first year premium.

            If, at the end of the second Agreement Year, the total premium paid for the first and second Agreement Years as determined by Lincoln is less than the minimum second year premium, then the Reinsured agrees to remit to Lincoln the difference between the total premium paid for the first and second Agreement Years and the minimum second year premium.

2.4.    COINSURANCE

           a. Lincoln shall indemnify the Reinsured for Covered Payments in excess of the Deductible at the percentage rate indicated.

           (1.) Human Organ, Human Tissue, or Bore Marrow Transplants
                (excluding all expenses Incurred in the acquisition of any replacement organ)

                Per-Diem or Approved Fixed Procedural Fee: 80%
                All Other: 50%

           (2)  All Other Covered Procedures

                100%
Form 14802(1)-INVESTORS CORP.
       10.14.006
                When Covered Payments for an Insured are Incurred on more than one of the above bases, Lincoln shall apply the indicated coinsurance rates to the applicable charges.

           b. When an Insured undergoes a continuous confinement in two (2) or more hospitals for which the coinsurance percentages in
                Section 2.4.a. are different, the Deducible shall be apportioned between the Covered Payments Incurred in each hospital in the proportion that those payments bear to the total of the Covered Payments for the continuous confinement.

2.5.    DEDUCTIBLE CARRYOVER

        Any Covered Payments made by the Reinsured during the last thirty-one
        (31) days of an Agreement Year for which no benefits were payable under this Agreement because the Deductible had not been satisfied for that Agreement Year may be applied to the Deductible for the succeeding Agreement Year.

2.6.    PER-DIEM AND/OR APPROVED FIXED PROCEDURAL FEE HOSPITALS

        Except as otherwise indicated in this article, expenses Incurred at hospital having Per-Diem and/or Approved Fixed Procedural Fee arrangements with the Reinsured shall be reimbursed on the basis of the hospital's Fee-for-Service Charges, but in an amount which does not exceed the Per-Diem rate or the Approved Fixed Procedural Fee (whichever is applicable) in effect as of the effective date of this Schedule of Reinsurance, unless Lincoln has agreed in writing to a change in such rate.

2.7.    ENDORSEMENTS

        Endorsements in force as of the effective date of this Schedule of Reinsurance are:

                        None






















Form 14802(1)-INVESTORS CORP.
       10.14.007
                                   ARTICLE 3
                      LIMITATIONS OF REINSURANCE COVERAGE

3.1. The maximum lifetime reinsurance indemnity payable under this Agreement for any one Insured shall not exceed Two Million Dollars ($2,000,000).

3.2. Nothing in this Agreement shall create any right or legal relationship between Lincoln and any Insured. The Reinsured is responsible for providing all services to its Insureds, compensation of all liability to its Insureds, and payment of all expenses to its Insureds. Lincoln shall have no responsibility or obligation to provide any direct services or make any direct payment for services or expenses to any Insureds.

3.3. All claims for reinsurance benefits are subject to the Deductible conditions in force for the Agreement Year in which they are Incurred.


3.4. No payment will be made by Lincoln to the Reinsured under this Agreement, except for charges which are Reasonable and Customary.

3.5. No payment will be made by Lincoln to the Reinsured under this Agreement for expenses Incurred in the acquisition of any replacement organ for use in an organ transplant.

3.6. In the event that a Covered Payment could be indemnified under more than one provision of this Agreement, the provision providing the least indemnity shall apply.

3.7.    Reinsurance for Eligible Hospital Services:

        a.  shall not exceed the approved Health Care Financing
            Administration's Medicare Diagnosis-Related Group (DRG) amount with regard to the Covered Payments of Medicare Members;

        b. shall be limited during each continuous period of hospital confinement to an average of One Thousand Five Hundred Dollars ($1,500) per day of hospital stay, not including operating room charges and post-operative charges on the day of a surgical procedure; and

        c. shall not include physician charges while hospitalized or otherwise.

3.8. No payment will be made by Lincoln to the Reinsured for Covered Payments which exceed the Reinsured's actual liability on any claim.

a. For purposes of this section "actual liability" means the amount actually paid by the Reinsured less any rebates, recapture, recovery, or adjustment of the amount which the Reinsured has paid.

b. If the Reinsured receives a rebate, recapture, recovery, or adjustment on any claim which Lincoln has already paid under this Agreement, the following will apply in the order set forth:

        (1.) the Reinsured's actual liability will be determined as set forth in 3.8.a. above;
Form 14803(l)-INVESTORS CORP.
       10.14.008
        (2.) the Reinsured's Deductible will be applied to the actual liability;

        (3.) the Reinsured's coinsurance will be applied liability to determine the amounts payable Lincoln; and

        (4.) if it is determined that Lincoln made payment which exceeds the Reinsured's actual liability, the Reinsured will reimburse Lincoln for the amount of such overpayment.

3.9. The following shall be excluded from the definition of Covered Payments and from reinsurance benefits hereunder:

        a. expenses or salaries paid to nonprofessional or professional employees of the Reinsured;

        b. any amount paid by the Reinsured for punitive or exemplary damages or for compensatory damages;

        c. any amount paid by the Reinsured or awarded to any Insured for damages arising out of the conduct of the Reinsured in the processing, investigation, trial, or settlement of any claim or due to the failure to pay or to any delay in payment of any benefits under the Reinsured's policy or policies;

        d.  any statutory penalty imposed upon the Reinsured; and

        e. any administrative expenses or expenses defined as non-reimburseable elsewhere in this Agreement.

3.10. Lincoln shall not be liable for, and the Reinsured shall hold harmless and indemnify Lincoln for, any of the following:

        a. professional liability or liability for any act or omission, tortious or otherwise, in connection with any services rendered to any person or group of persons by the Reinsured or any group, entity, or person employed by or affiliated in any manner with the Reinsured;

        b. liability assumed by the Reinsured in excess of the Reinsured's policy or policies, including liability under any contract other than the Reinsured's policy or policies;

        c. expenses or losses for which the Reinsured has released any person or entity from its legal liability;

        d.  liabilities which have no monetary value;

        e. liabilities, expenses, or losses which are based upon non-compliance or violation of any federal or state statute, rule, or regulation;

        f. expenses which are paid or payable to any Insured under Subchapter XVIII (Medicare) or Subchapter XIX (Medicaid) of the Social Security Act of 1965, including any amendments thereto, unless Medicare or Medicaid coverage is specified in the Schedule of Reinsurance;

Form 148O3(2)-INVESTORS CORP.
       10.14.009
        g. expenses for which the Reinsured receives any payment or reduction in charges due to a coordination of benefits provision in the Reinsured's policy or policies or because of any right of subrogation;

        h.  liability due to war or act of war;

        i. liability for replacement of equipment, furniture, or supplies which are not Eligible Hospital Services; and

        j. liability for any expenses or awards resulting from negligence by any party which causes a failure of any equipment used in the treatment of an Insured.













































Form 14803(3)-INVESTORS CORP.
       10.14.010
                                   ARTICLE 4
                           PREMIUM RATES AND PAYMENT


4.1. The premiums to be paid by the Reinsured to Lincoln for reinsurance coverage under this Agreement are Payable monthly and shall be based on the number of Insureds enrolled as of the first day of each month. The amount of the premium per Insureds per month shall be as set forth in the Schedule]e of Reinsurance

4.2. The Reinsured shall submit to Lincoln with each premium payment a statement prepared by the Reinsured which lists as accurately as possible the number of Insureds for that month and which adjusts the prior month's report to reflect the actual number of Insureds such prior month. Each statement shall be signed by an authorized official of the Reinsured.

4.3. Premiums are due on the first day of the month for which reinsurance coverage is to be provided.

4.4. All premiums are payable to Lincoln at its Home Office in Fort Wayne, Indiana, or at any other location specified by Lincoln.

4.5. If any premium is not paid within thirty-one (31) days after it is due, this Agreement shall automatically terminate at midnight of the 31st day after the premium due date; provided, however, that the Reinsured shall remain liable to Lincoln for all unpaid premiums, including the premium for that 31-day period.

4.6. The amount of premium charged per Insured shall remain unchanged for an Agreement Year, except that Lincoln may adjust the premium during any Agreement Year to reflect any Material Change as defined in
        Section 10.6. of this Agreement.

4.7. Lincoln shall have the right to change the premium at the end of each Agreement Year upon providing written notice of such change to the Reinsured at least thirty-one (31) days prior to the end of the Agreement Year.




















Form 14804(1)-INVESTORS CORP.
       10.14.011
                                   ARTICLE 5
                             SETTLEMENT OF CLAIMS

5.1.  NOTICE OF CLAIM

          The Reinsured shall make every effort to give Lincoln written notice of any claim or potential claim which it may assert under this Agreement within thirty-one (31) days from the date on which the claim is Incurred or potential claim is discovered, or as soon thereafter as is reasonably possible.

      b. Lincoln shall NOT be liable for any claim for which it has not received written notice within one (1) year from the end of the Agreement Year in which the claim was Incurred.

      c. The Reinsured shall report to Lincoln the names and claim amounts for those Insureds who have received eligible services which exceed seventy-five percent (75%) of the Deductible.

5.2.  CLAIM FORMS

      Lincoln shall furnish the Reinsured with a supply of claim forms to be used in filing a claim. If such forms are not provided to the Reinsured within fifteen (15) days after Lincoln's receipt of notice of claim, the Reinsured may file proof of loss by providing Lincoln with a written statement that:

      a.  gives the nature and extent of the loss for which claim is made; and

      b. is furnished to Lincoln within the time limit stated in Section 5.3. below.

5.3.  PROOF OF LOSS

      a. The Reinsured must make every effort to file a completed proof of loss within one (1) year from the end of the Agreement Year in which the claim was Incurred; except as indicated in Section 5.2., a completed proof of loss shall consist of a claim form, including an itemization of the expenses involved, and copies of the various bills.


      b. If a claim is made under Section 1.1O.b. of this Agreement, the claim form must be accompanied by a detailed medical report.

5.4.  PAYMENT OF CLAIMS

      Subject to the terms and conditions of this Agreement, Lincoln shall make payment to the Reinsured within ninety (90) days of its receipt of a completed proof of loss.








Form 14805(2)-INVESTORS CORP.
       10.14.012
                                   ARTICLE 6
                              REPORTS AND RECORDS

6.1. The Reinsured shall report to Lincoln any Material Change, as defined in Section 10.6 of this Agreement. The Reinsured shall use its best efforts to provide such report to Lincoln at least thirty-one (31) days before the effective date of the change, or as soon thereafter as is reasonably possible. Lincoln shall not be liable for any increase in coverage in the event the Reinsured fails to properly notify Lincoln of such changes.

6.2. The Reinsured shall keep a record of the monthly enrollment of Insureds under each policy and the eligible services received by each insured while covered under this Agreement. Such record shall be kept during the time this Agreement is in effect and for a two
        (2) year period after the termination of this Agreement.

6.3. The Reinsured's books and records, to the extent permitted by law, shall be made available to Lincoln for inspection and audit at any time during normal business hours during the time this Agreement is in effect and for a two (2) year period after the termination of this Agreement.

6.4. All information disclosed to Lincoln by the Reinsured or to the Reinsured by Lincoln, either in the course of conducting negotiations or as a result of complying with the terms and conditions of this Agreement, shall be considered to be confidential information by both the Reinsured and Lincoln. The submission of this Agreement to any state department of insurance or any federal agency shall not be considered a violation.




























Form 14806(1)-INVESTORS CORP.
       10.14.013
                                   ARTICLE 7
                                  ARBITRATION

It is the intention of the Reinsured and Lincoln that the customs and practices of the insurance and reinsurance industry shall be given full effect in the operation and interpretation of this Agreement. The parties agree to act in all things with the highest good faith. If the Reinsured and Lincoln cannot mutually resolve a dispute which arises out of or relates to this Agreement, however, the dispute shall be decided through arbitration as set forth below. The arbitrators shall base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry, rather than solely on a strict interpretation of applicable law. There shall be no appeal from the decision of the arbitrators, except that either party may petition a court having jurisdiction over the parties and the subject matter to reduce the arbitrators' decision to judgment.

The parties intend this article to be enforceable in accordance with the Federal Arbitration Act (9 U.S.C. Section 1, et seq.), including any amendments to that Act which are subsequently adopted. In the event that either party refuses to submit to arbitration as required above, the other party may request a United States Federal District Court to compel arbitration in accordance with the Federal Arbitration Act. Both parties consent to the jurisdiction of such court to enforce this article and to confirm and enforce the performance of any award of the arbitrators.

PROCEDURES

7.1. To initiate arbitration, either the Reinsured or Lincoln shall notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent shall respond to the notification in writing within ten
       (10) days of its receipt.

7.2. The arbitration hearing shall be before a panel of three arbitrators, each of whom must be a present or former officer of an insurance company or a health maintenance organization. An arbitrator may not be a present or former officer, attorney, or consultant of the Reinsured or Lincoln or either's affiliates.

7.3. The Reinsured and Lincoln shall each name five (5) candidates to serve as an arbitrators The Reinsured and Lincoln shall each choose one candidate from the other party's list, and these two candidates shall serve as the first two arbitrators. If one or more candidates so chosen shall decline to serve as an arbitrator, the party which named such candidate shall add an additional candidate to its list, and the other party shall again choose one candidate from the list. This process shall continue until two arbitrators have been chosen and have accepted. The Reinsured and Lincoln shall each present their initial
        lists of five (5) candidates by written notification   the other party
        within twenty-five (25) days of the date of the mailing of the notification initiating the arbitration. Any subsequent additions to the list which are required shall be presented within ten (10) days of the date the naming party receives notice that a candidate that has been chosen declines to serve.



Form 14807(1)-INVESTORS CORP.
       10.14.014

7.4. The two arbitrators shall then select the third arbitrator from the eight (8) candidates remaining on the lists of the Reinsured and Lincoln within fourteen (14) days of the acceptance of their . positions as arbitrators. If the two arbitrators cannot agree on the choice of a third, then this choice shall be referred back to the Reinsured and Lincoln. The Reinsured and Lincoln shall take turns striking the name of one of the remaining candidates from the initial eight (8) candidates until only one candidate remains. If the candidate so chosen shall decline to serve as the third arbitrator, the candidate whose name was stricken last shall be nominated as the third arbitrator. This process shall continue until a candidate has been chosen and has accepted. This candidate shall serve as the third arbitrator. The first turn at striking the name of a candidate shall belong to the party that is responding to the other party's initiation of the arbitration. Once chosen, the arbitrators are empowered to decide all substantive and procedural issues by a majority of votes.

7.5. It is agreed that each of the three arbitrators should be impartial regarding the dispute and should resolve the dispute on the basis described in this article of the Agreement. Therefore, at no time will either the Reinsured or Lincoln contact or otherwise communicate with any person who is to be or has been designated as a candidate to serve as an arbitrator concerning the dispute, except upon the basis of jointly drafted communications provided by both the Reinsured and Lincoln to inform those candidates actually chosen as arbitrators of the nature and facts of the dispute. Likewise, any written or oral arguments provided to the arbitrators concerning the dispute shall be coordinated with the other party and shall be provided simultaneously to the other party or shall take place in the presence of the other party. Further, at no time shall any arbitrator be informed that the arbitrator has been named or chosen by one party or the other

7.6. The arbitration hearing shall be held on the date and at the location fixed by the arbitrators. In no event shall this date be later than six (6) months after the appointment of the third arbitrator. As soon as possible, the arbitrators shall establish prearbitration procedures as warranted by the facts and issues of the particular case. At least ten (10) days prior to the arbitration bearing, each party shall provide the other party and the arbitrators with a detailed statement of the facts and arguments it will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they shall give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. The party initiating the arbitration shall have the burden of proving its case by a preponderance of the evidence. Each party may examine any witnesses who testify at the arbitration hearing. Within twenty (20) days after the end of the arbitration hearing, the arbitrators shall issue a written decision. In their decision, the arbitrators shall apportion the costs of arbitration, which shall include but not be limited to their own fees and expenses, as they deem appropriate.








       10.14.015
                                   ARTICLE 8
                    INSOLVENCY AND CESSATION OF OPERATIONS

8.1.    DEFINITIONS

        a. For purposes of this Agreement, "insolvent or insolvency" shall mean that a determination has been made by a court of competent jurisdiction that either the Reinsured or Lincoln is insolvent. The date of insolvency shall be the date such court approves an order of rehabilitation or liquidation.

        b. A cessation of operations will be deemed to occur if either the Reinsured or Lincoln stop the active conduct of their normal business or cease to service their existing clients or Insureds.

8.2.    NOTICES

        It is the obligation of each party to this Agreement to send notice of its date of insolvency or date of cessation of operations to the other party immediately upon the happening of either event.

8.3.    TERMINATION

        a. In the event that Lincoln should become insolvent or cease operations, this Agreement shall terminate as of the date of such insolvency or cessation of business.

        b. In the event that the Reinsured should become insolvent or cease operations, this Agreement shall terminate on the earlier of the date of the Reinsured's insolvency or cessation of operations, except as provided elsewhere in this Agreement.

8.4.    CLAIMS

        a. In the event of the insolvency of the Reinsured, Lincoln may investigate any claim arising after such insolvency and interpose, at its own expense in the name of the Reinsured, any defense or defenses which Lincoln deems available to the Reinsured. The expense thus paid by Lincoln shall be chargeable, subject to court approval, against the Reinsured or its successors as part of the expense of liquidation, to the extent of a proportionate share of the benefit which may accrue to the Reinsured solely as a result of the defense undertaken by Lincoln.

        b. Upon the insolvency of the Reinsured, all reinsurance payable under this Agreement shall be payable directly statutory successor of the Reinsured insolvency of the Reinsured.











Form 14808(1).INVESTORS CORP.
       10.14.016
                                   ARTICLE 9
                                    OFFSET

Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the Reinsured or Lincoln with respect to this Agreement or any other agreement between the parties, shall be offset and only the balance allowed or paid. If either the Reinsured or Lincoln is under formal delinquency proceedings, this right of offset shall be subject to the laws of the state exercising primary jurisdiction over such delinquency proceedings.
















































Form 148O9(l)-1NVESTORS CORP.
       10.14.017
                                  ARTICLE 10
                              GENERAL PROVISIONS

10.1. This Agreement, including endorsements and attachments, if any, constitutes the entire Reinsurance Agreement between the parties.

10.2. This Agreement shall not be assigned without the express written consent of both parties.

10.3. This Agreement may be amended at any time, but only by the mutual consent of the parties, as evidenced by a written amendment signed by officers of both the Reinsured and Lincoln. Any such amendment shall be binding upon the Reinsured and Lincoln and deemed an integral part of this Agreement.

10.4. If the Reinsured elects to change the coverage provided policies under it's policy or policies in a manner which may have a significant impact under this Agreement, Lincoln's liability hereunder shall not change, unless Lincoln has given advance, written approval of any such change.

10.5. With respect to any payment made by Lincoln under this Agreement, Lincoln shall be subrogated to all of the Reinsured's rights to recover such payment against any Insured, person, or organization, and the Reinsured shall execute and deliver any required documents or instruments and do whatever is necessary to preserve and secure such rights. Any recovery made by the Reinsured shall be paid to Lincoln to the extent of payment made by Lincoln under this Agreement.

10.6. The Reinsured shall report to Lincoln any Material Change. A "Material Change" is a change which may have a significant economic impact on Lincoln's liability under this Agreement. A Material Change shall include, but not be limited to, the following:

        a. the Reinsured's acquisition of the assets and liabilities of any company, corporation, or foundation;

        b. the Reinsured's acquisition by, coming under the control of, merged with, any other company, corporation, or foundation; or

        c.  changes in:

        (1.) Chief Executive Officer (CEO), Chief Operating; Officer (COO), or Chief Financial Officer (CEO); or

        (2.)  majority ownership of the Reinsured












Form 14810(l)-INVESTORS CORP.
       10.14.018
                                  ARTICLE 11
                   EFFECTIVE DATE, DURATION, AND TERMINATION

11.1.   EFFECTIVE DATE AND DURATION

        a.  This Agreement shall be effective as of December 1, 1992.

        b. This Agreement shall continue in effect from the Effective Date until it is terminated.

11.2.   TERMINATION

        a. As specified in Article 4, this Agreement shall terminate automatically if premiums are not paid.

        b. As specified in Article 8, this Agreement shall terminate upon insolvency or cessation of operations of either the Reinsured or Lincoln.

        c. Lincoln may terminate this Agreement in the event of a Material Change, as defined in Section 10.6., by giving the Reinsured thirty-one (31) days written notice of its intent to so terminate.

        d. Either party may terminate this Agreement at the end of any Agreement Year by giving the other party written notice of such intention to terminate at least thirty-one (31) days prior to the end of such Agreement Year.

        e. Termination of this Agreement shall not terminate the rights or liabilities of either the Reinsured or Lincoln arising during any period when this Agreement was in effect; provided, however, that nothing herein shall be construed to extend Lincolns liability for reimbursement under this Agreement for any service Incurred after the date of termination of this Agreement, except as specifically agreed to in any Endorsement hereto.























Form 14R11(1)INVESTORS CORP.
       10.14.019
                                  ARTICLE 12
                            EXECUTION OF AGREEMENT

IN WITNESS WHEREOF, the Reinsured and Lincoln have, by their respective officers, executed and delivered this Agreement, in duplicate, effective from the date set out in Article 11.




INVESTORS INSURANCE CORPORATION

By /s/ Melvin C. Parker                   By /s/ Susan F. Powell
Title    President                        Title    Sr. Vice Pres.
Date      4/19/93                         Date    4/16/93






LINCOLN NATIONAL HEALTH & CASUALTY INSURANCE COMPANY


By /s/                                    By /s/
   Vice President                            Assistant Secretary

Date 5/7/93                               Date 5/7/93






























Form 14812(1)-INVESTORS CORP.